____________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

ALLEGRO BIODIESEL CORPORATION
__________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

    Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2008, Allegro Biodiesel Corporation (“Allegro”) entered into a letter of intent (the “LOI”) with Port Asset Acquisition, LLC (“Buyer”). The LOI contemplates the purchase of 100% of Allegro’s limited liability interests in Vanguard Synfuels, LLC (“Vanguard”) by Buyer. The assets of Vanguard include the biodiesel plant located in Pollock, Louisiana, and represent substantially all of the assets of Allegro.

The material terms of the LOI are:

1.  Buyer paying Vanguard’s accrued property tax liability and insurance obligations through June 30, 2008, of $17,600 and $11,000 respectively;
2.  Buyer paying, in two tranches, Allegro’s legal fees associated with the transaction in an amount up to $50,000;
3.  Buyer and Allegro issuing instructions to release $47,448.49 under the escrow agreement dated September 20, 2006 by and among Allegro, the former members of Vanguard, and J.P Morgan Chase Bank, N.A. (the “2006 Escrow Agreement”) to settle one claim made by Allegro thereunder;
4.  Buyer delivering to Allegro joint escrow instructions to release $250,000 to Buyer and $200,000 to Allegro under the 2006 Escrow Agreement upon closing of the transaction;
5.  Buyer executing and delivering a dispute settlement agreement providing for the parties to the 2006 Escrow Agreement to resolve all claims made by Allegro thereunder within 60 days of the closing of the transaction or submit to binding arbitration, with the goal of resolving all claims through arbitration no later than September 30, 2008.
6.  Buyer assuming all existing employment agreements and delivering resignation letters and releases of all employees of Vanguard upon closing of the transaction;
7.  Allegro, at its option, immediately ceasing funding all operations of Vanguard and cooperating with Buyer to facilitate a process for Buyer to fund such operations directly;
8.   Buyer assuming all outstanding indebtedness of Vanguard (the “Indebtedness”) under the credit agreement with First South Farm Credit, ACA (“First South”) and releasing Allegro as a guarantor under such credit agreement upon the closing of the transaction.

Points 1-3 above are binding agreements of the parties. The remaining points are non-binding and subject to the execution of definitive documents. The parties intend to sign a definitive purchase agreement and close the transaction as soon as practicable and have agreed to use their best efforts to do so by June 30, 2008. The transaction is subject to the approval of Allegro’s shareholders and the consent of First South to Buyer’s assumption of the Indebtedness.

Darrell Dubroc and Tim Collins, directors and executives of Allegro, are members of the Buyer and will resign from Allegro’s management team and board of directors upon the closing of the transaction.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this Report as Exhibit 2.1.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

2.1   Letter of Intent dated May 16, 2008, among the Registrant, Vanguard Synfuels, LLC and Port Asset Acquisition, LLC.

2.2   Joint Escrow Instructions re Escrow Agreement dated May 16, 2008

99.1  Press Release dated May 22, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegro has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: May 22, 2008

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Bruce Comer
Bruce Comer
Chief Executive Officer